                                                                    EXHIBIT 99.1

           ATTRIBUTED FINANCIAL INFORMATION FOR TRACKING STOCK GROUPS

    On May 9, 2006, we completed a restructuring and recapitalization pursuant to which we issued two new tracking stocks, one ("Liberty Interactive Stock") intended to reflect the separate performance of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc. and Provide Commerce, Inc. and our interests in IAC/InterActiveCorp and Expedia, Inc., the second ("Liberty Capital Stock") intended to reflect the separate performance of all of our assets and businesses not attributed to the Interactive Group. Each share of our existing Series A and Series B common stock was exchanged for .25 of a share of the same series of Liberty Interactive Stock and .05 of a share of the same series of Liberty Capital Stock.

    The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the three and six months ended June 30, 2006 and 2005. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Capital Group, respectively. The financial information is derived from our unaudited financial statements for the six months ended June 30, 2006 included in this Quarterly Report on Form 10-Q. The attributed financial information presented in the tables has been prepared assuming the restructuring had been completed as of January 1, 2005.

    Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Capital Group, the restructuring does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty Interactive common stock and Liberty Capital common stock are holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive Stock and Liberty Capital Stock does not affect the rights of our creditors or creditors of our subsidiaries.

                  SUMMARY ATTRIBUTED HISTORICAL FINANCIAL DATA

INTERACTIVE GROUP

Summary balance sheet data:

                                                              JUNE 30,   DECEMBER 31,
                                                                2006         2005
                                                              --------   ------------
                                                                AMOUNTS IN MILLIONS
Current assets..............................................  $ 2,667        2,716
Cost investments............................................  $ 1,949        2,084
Equity investments..........................................  $ 1,228        1,229
Total assets................................................  $18,633       18,338
Long-term debt, including current portion...................  $ 5,728        5,327
Deferred income tax liabilities.............................  $ 3,006        3,104
Attributed net assets.......................................  $ 8,265        8,231

Summary operations data:

                                                           THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                JUNE 30,              JUNE 30,
                                                           -------------------   -------------------
                                                             2006       2005       2006       2005
                                                           --------   --------   --------   --------
                                                                      AMOUNTS IN MILLIONS
Revenue..................................................  $ 1,715     1,479       3,323      2,943
Cost of goods sold.......................................   (1,054)     (922)     (2,054)    (1,836)
Operating expenses.......................................     (141)     (130)       (273)      (259)
Selling, general and administrative expenses(1)..........     (152)     (121)       (290)      (228)
Depreciation and amortization............................     (125)     (114)       (245)      (229)
                                                           -------     -----      ------     ------
  Operating income.......................................      243       192         461        391

Interest expense.........................................      (97)      (88)       (190)      (181)
Other income (expense), net..............................       36       (36)         70        (24)
Income tax expense.......................................      (46)      (39)       (122)       (90)
Minority interests in earnings of subsidiaries...........      (10)       (9)        (18)       (28)
                                                           -------     -----      ------     ------
  Earnings before cumulative effect of accounting
    change...............................................      126        20         201         68
Cumulative effect of accounting change, net of taxes.....       --        --         (87)        --
                                                           -------     -----      ------     ------
    Net earnings.........................................  $   126        20         114         68
                                                           =======     =====      ======     ======

------------------------

(1) Includes stock-based compensation of $17 million for each of the three-month periods ended June 30, 2006 and 2005 and $44 million and $25 million for the six months ended June 30, 2006 and 2005, respectively.

CAPITAL GROUP

Summary balance sheet data:

                                                              JUNE 30,   DECEMBER 31,
                                                                2006         2005
                                                              --------   ------------
                                                                AMOUNTS IN MILLIONS
Current assets..............................................  $ 2,826        2,580
Cost investments............................................  $17,912       16,413
Total assets................................................  $25,442       23,750
Long-term debt, including current portion...................  $ 2,493        2,423
Deferred income tax liabilities.............................  $ 6,475        5,624
Attributed net assets.......................................  $11,973       10,889

Summary operations data:

                                                           THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                JUNE 30,              JUNE 30,
                                                           -------------------   -------------------
                                                             2006       2005       2006       2005
                                                           --------   --------   --------   --------
                                                                      AMOUNTS IN MILLIONS
Revenue..................................................    $392        360        767        717
Operating expenses.......................................    (275)      (252)      (541)      (497)
Selling, general and administrative expenses(1)..........     (69)       (65)      (139)      (127)
Depreciation and amortization............................     (44)       (47)       (88)       (95)
                                                             ----       ----       ----       ----
  Operating income (loss)................................       4         (4)        (1)        (2)

Interest expense.........................................     (63)       (58)      (118)      (114)
Other income (expense), net..............................     699       (230)       565        189
Income tax benefit (expense).............................    (292)       141       (114)       (33)
Minority interests in losses of subsidiaries.............       4          5          8          5
                                                             ----       ----       ----       ----
  Earnings (loss) from continuing operations.............     352       (146)       340         45
Earnings from discontinued operations, net of taxes......      --         19         --         34
Cumulative effect of accounting change, net of taxes.....      --         --         (2)        --
                                                             ----       ----       ----       ----
    Net earnings (loss)..................................    $352       (127)       338         79
                                                             ====       ====       ====       ====

------------------------

(1) Includes stock-based compensation of $5 million and $2 million for the three months ended June 30, 2006 and 2005, respectively, and $9 million and ($8) million for the six months ended June 30, 2006 and 2005, respectively.

                           BALANCE SHEET INFORMATION

                                 JUNE 30, 2006

                                                      ATTRIBUTED (NOTE 1)
                                                     ----------------------
                                                     INTERACTIVE   CAPITAL                   CONSOLIDATED
                                                        GROUP       GROUP     ELIMINATIONS     LIBERTY
                                                     -----------   --------   ------------   ------------
                                                                     AMOUNTS IN MILLIONS
ASSETS
Current assets:
  Cash and cash equivalents........................    $   925       1,726          --           2,651
  Trade and other receivables, net.................        730         300          --           1,030
  Inventory, net...................................        737          --          --             737
  Derivative instruments (note 2)..................         16         182          --             198
  Current deferred tax assets......................        186          --        (186)             --
  Other current assets.............................         73         618          --             691
                                                       -------      ------        ----          ------
    Total current assets...........................      2,667       2,826        (186)          5,307
                                                       -------      ------        ----          ------
Investments in available-for-sale securities and
  other cost investments (note 3)..................      1,949      17,912          --          19,861
Long-term derivative instruments (note 2)..........          7       1,122          --           1,129
Investments in affiliates, accounted for using the
  equity method....................................      1,228         444          --           1,672
Property and equipment, net........................        812         410          --           1,222
Goodwill...........................................      5,704       1,733          --           7,437
Trademarks.........................................      2,401           5          --           2,406
Intangible assets subject to amortization, net.....      3,838         199          --           4,037
Other assets, at cost, net of accumulated
  amortization.....................................         27         791          --             818
                                                       -------      ------        ----          ------
      Total assets.................................    $18,633      25,442        (186)         43,889
                                                       =======      ======        ====          ======

LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.................................    $   406          57          --             463
  Accrued liabilities..............................        741         397          --           1,138
  Intergroup payable (receivable)..................         13         (13)         --              --
  Derivative instruments (note 2)..................          6       1,484          --           1,490
  Current portion of debt (note 4).................      1,378           4          --           1,382
  Current deferred tax liabilities.................         --         202        (186)             16
  Other current liabilities........................         35         174          --             209
                                                       -------      ------        ----          ------
      Total current liabilities....................      2,579       2,305        (186)          4,698
                                                       -------      ------        ----          ------

  Long-term debt (note 4)..........................      4,350       2,489          --           6,839
  Long-term derivative instruments (note 2)........         --       1,067          --           1,067
  Deferred income tax liabilities (note 7).........      3,006       6,475          --           9,481
  Other liabilities................................        246         936          --           1,182
                                                       -------      ------        ----          ------
      Total liabilities............................     10,181      13,272        (186)         23,267

  Minority interests in equity of subsidiaries.....        187         197          --             384
  Equity/Attributed net assets.....................      8,265      11,973          --          20,238
                                                       -------      ------        ----          ------
      Total liabilities and equity.................    $18,633      25,442        (186)         43,889
                                                       =======      ======        ====          ======

                      STATEMENT OF OPERATIONS INFORMATION

                        THREE MONTHS ENDED JUNE 30, 2006

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net sales from electronic retailing.......................    $1,715          --         1,715
  Communications and programming services...................        --         392           392
                                                                ------        ----         -----
                                                                 1,715         392         2,107
                                                                ------        ----         -----
Operating costs and expenses:
  Cost of sales--electronic retailing services..............     1,054          --         1,054
  Operating.................................................       141         275           416
  Selling, general and administrative (including stock-based compensation of $17 million and $5 million for
    Interactive Group and Capital Group, respectively)
    (notes 5 and 6).........................................       152          69           221
  Depreciation and amortization.............................       125          44           169
                                                                ------        ----         -----
                                                                 1,472         388         1,860
                                                                ------        ----         -----
    Operating income........................................       243           4           247

Other income (expense):
  Interest expense..........................................       (97)        (63)         (160)
  Dividend and interest income..............................        10          30            40
  Share of earnings of affiliates, net......................        17           4            21
  Realized and unrealized gains (losses) on financial
    instruments, net........................................        (3)        365           362
  Gains on dispositions of assets, net......................        --         303           303
  Other, net................................................        12          (3)            9
                                                                ------        ----         -----
                                                                   (61)        636           575
                                                                ======        ====         =====
    Earnings from continuing operations before income taxes
      and minority interests................................       182         640           822
Income tax expense (note 7).................................       (46)       (292)         (338)
Minority interests in losses (earnings) of subsidiaries.....       (10)          4            (6)
                                                                ------        ----         -----
    Net earnings............................................    $  126         352           478
                                                                ======        ====         =====

                      STATEMENT OF OPERATIONS INFORMATION

                        THREE MONTHS ENDED JUNE 30, 2005

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net sales from electronic retailing.......................    $1,479          --         1,479
  Communications and programming services...................        --         360           360
                                                                ------        ----         -----
                                                                 1,479         360         1,839
                                                                ------        ----         -----
Operating costs and expenses:
  Cost of sales--electronic retailing services..............       922          --           922
  Operating.................................................       130         252           382
  Selling, general and administrative (including stock-based compensation of $17 million and $2 million for
    Interactive Group and Capital Group, respectively (notes
    5 and 6)................................................       121          65           186
  Depreciation and amortization.............................       114          47           161
                                                                ------        ----         -----
                                                                 1,287         364         1,651
                                                                ------        ----         -----
    Operating income (loss).................................       192          (4)          188

Other income (expense):
  Interest expense..........................................       (88)        (58)         (146)
  Dividend and interest income..............................        10          13            23
  Share of earnings (losses) of affiliates, net.............        (1)          7             6
  Realized and unrealized losses on derivative instruments,
    net.....................................................       (22)       (266)         (288)
  Gains on dispositions, net................................        --          17            17
  Other, net................................................       (23)         (1)          (24)
                                                                ------        ----         -----
                                                                  (124)       (288)         (412)
                                                                ------        ----         -----
    Earnings (loss) from continuing operations before income
      taxes and minority interest...........................        68        (292)         (224)

Income tax benefit (expense) (note 7).......................       (39)        141           102
Minority interests in losses (earnings) of subsidiaries.....        (9)          5            (4)
                                                                ------        ----         -----
    Earnings (loss) from continuing operations..............        20        (146)         (126)

Earnings from discontinued operations, net of taxes.........        --          19            19
                                                                ------        ----         -----
    Net earnings (loss).....................................    $   20        (127)         (107)
                                                                ======        ====         =====

                      STATEMENT OF OPERATIONS INFORMATION

                         SIX MONTHS ENDED JUNE 30, 2006

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net sales from electronic retailing.......................    $3,323          --         3,323
  Communications and programming services...................        --         767           767
                                                                ------        ----         -----
                                                                 3,323         767         4,090
                                                                ------        ----         -----

Operating costs and expenses:
  Cost of sales--electronic retailing services..............     2,054          --         2,054
  Operating.................................................       273         541           814
  Selling, general and administrative (including stock-based compensation of $44 million and $9 million for
    Interactive Group and Capital Group, respectively)
    (notes 5 and 6).........................................       290         139           429
  Depreciation and amortization.............................       245          88           333
                                                                ------        ----         -----
                                                                 2,862         768         3,630
                                                                ------        ----         -----

    Operating income (loss).................................       461          (1)          460

Other income (expense):
  Interest expense..........................................      (190)       (118)         (308)
  Dividend and interest income..............................        19          78            97
  Share of earnings of affiliates, net......................        21           8            29
  Realized and unrealized gains on financial instruments,
    net.....................................................        17         152           169
  Gains on dispositions of assets, net......................        --         327           327
  Other, net................................................        13          --            13
                                                                ------        ----         -----
                                                                  (120)        447           327
                                                                ------        ----         -----

    Earnings from continuing operations before income taxes
      and minority interests................................       341         446           787
  Income tax expense (note 7)...............................      (122)       (114)         (236)
  Minority interests in losses (earnings) of subsidiaries...       (18)          8           (10)
                                                                ------        ----         -----

    Earnings from continuing operations.....................       201         340           541

  Cumulative effect of accounting change, net of taxes......       (87)         (2)          (89)
                                                                ------        ----         -----
    Net earnings............................................    $  114         338           452
                                                                ======        ====         =====

                      STATEMENT OF OPERATIONS INFORMATION

                         SIX MONTHS ENDED JUNE 30, 2005

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net sales from electronic retailing.......................    $2,943          --         2,943
  Communications and programming services...................        --         717           717
                                                                ------        ----         -----
                                                                 2,943         717         3,660
                                                                ------        ----         -----

Operating costs and expenses:
  Cost of sales--electronic retailing services..............     1,836          --         1,836
  Operating.................................................       259         497           756
  Selling, general and administrative (including stock-based compensation of $25 million and ($8) million for
    Interactive Group and Capital Group, respectively (notes
    5 and 6)................................................       228         127           355
  Depreciation and amortization.............................       229          95           324
                                                                ------        ----         -----
                                                                 2,552         719         3,271
                                                                ------        ----         -----

    Operating income (loss).................................       391          (2)          389

Other income (expense):
  Interest expense..........................................      (181)       (114)         (295)
  Dividend and interest income..............................        18          47            65
  Share of earnings (losses) of affiliates, net.............        (2)         13            11
  Realized and unrealized gains (losses) on derivative
    instruments, net........................................       (51)        531           480
  Gains (losses) on dispositions, net.......................        40        (401)         (361)
  Other, net................................................       (29)         (1)          (30)
                                                                ------        ----         -----
                                                                  (205)         75          (130)
                                                                ------        ----         -----

    Earnings from continuing operations before income taxes
      and minority interest.................................       186          73           259

Income tax expense (note 7).................................       (90)        (33)         (123)
Minority interests in losses (earnings) of subsidiaries.....       (28)          5           (23)
                                                                ------        ----         -----
    Earnings from continuing operations.....................        68          45           113
Earnings from discontinued operations, net of taxes.........        --          34            34
                                                                ------        ----         -----
    Net earnings............................................    $   68          79           147
                                                                ======        ====         =====

                      STATEMENT OF CASH FLOWS INFORMATION

                         SIX MONTHS ENDED JUNE 30, 2006

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net earnings..............................................     $ 114         338           452
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Cumulative effect of accounting change..................        87           2            89
    Depreciation and amortization...........................       245          88           333
    Stock-based compensation................................        44           9            53
    Payments of stock-based compensation....................        (1)         --            (1)
    Noncash interest expense................................         1          52            53
    Share of earnings of affiliates, net....................       (21)         (8)          (29)
    Realized and unrealized gains on financial instruments,
      net...................................................       (17)       (152)         (169)
    Gains on disposition of assets, net.....................        --        (327)         (327)
    Minority interests in earnings (losses) of
      subsidiaries..........................................        18          (8)           10
    Deferred income tax expense (benefit)...................       (83)        151            68
    Other noncash charges (credits), net....................       (13)         31            18
    Changes in operating assets and liabilities, net of the
      effects of acquisitions:
      Current assets........................................        89         (57)           32
      Payables and other current liabilities................      (190)        135           (55)
                                                                 -----       -----         -----
        Net cash provided by operating activities...........       273         254           527
                                                                 -----       -----         -----
Cash flows from investing activities:
  Cash proceeds from dispositions...........................        --         920           920
  Net proceeds from settlement of derivatives...............        --         200           200
  Cash paid for acquisitions, net of cash acquired..........      (431)       (170)         (601)
  Capital expended for property and equipment...............       (99)        (42)         (141)
  Net sales (purchases) of short term investments...........        23         (28)           (5)
  Investments in and loans to cost and equity investees.....        (2)       (139)         (141)
  Other investing activities, net...........................        (9)          8            (1)
                                                                 -----       -----         -----
        Net cash provided (used) by investing activities....      (518)        749           231
                                                                 -----       -----         -----
Cash flows from financing activities:
  Borrowings of debt........................................       400          --           400
  Repayments of debt........................................        (4)         (2)           (6)
  Repurchases of Liberty common stock.......................      (341)         --          (341)
  Intergroup cash transfers, net............................       236        (236)           --
  Repurchases of subsidiary common stock....................      (159)         (3)         (162)
  Other financing activities, net...........................        77         (37)           40
                                                                 -----       -----         -----
        Net cash provided (used) by financing activities....       209        (278)          (69)
                                                                 -----       -----         -----
Effect of foreign currency rates on cash....................        16          --            16
                                                                 -----       -----         -----
        Net increase (decrease) in cash and cash
          equivalents.......................................       (20)        725           705
        Cash and cash equivalents at beginning of period....       945       1,001         1,946
                                                                 -----       -----         -----
        Cash and cash equivalents at end period.............     $ 925       1,726         2,651
                                                                 =====       =====         =====

                      STATEMENT OF CASH FLOWS INFORMATION

                         SIX MONTHS ENDED JUNE 30, 2005

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net earnings..............................................    $    68         79           147
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Earnings from discontinued operations...................         --        (34)          (34)
    Depreciation and amortization...........................        229         95           324
    Stock compensation......................................         25         (8)           17
    Payments of stock compensation..........................         --        (69)          (69)
    Noncash interest expense................................          1         49            50
    Share of losses (earnings) of affiliates, net...........          2        (13)          (11)
    Realized and unrealized losses (gains) on derivative
      instruments, net......................................         51       (531)         (480)
    Losses (gains) on disposition of assets, net............        (40)       401           361
    Minority interests in earnings (losses) of
      subsidiaries..........................................         28         (5)           23
    Deferred income tax expense (benefit)...................        (94)       111            17
    Other noncash charges, net..............................         29         20            49
    Changes in operating assets and liabilities, net of the
      effect of acquisitions and dispositions:
      Current assets........................................        148        (79)           69
      Payables and other current liabilities................       (112)        78           (34)
                                                                -------       ----        ------
        Net cash provided by operating activities...........        335         94           429
                                                                -------       ----        ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................         --         52            52
  Premium proceeds from origination of derivatives..........         --         17            17
  Net payments for settlement of derivatives................         --        (14)          (14)
  Capital expended for property and equipment...............        (50)       (44)          (94)
  Net sales of short term investments.......................         --        201           201
  Other investing activities, net...........................         (2)        (8)          (10)
                                                                -------       ----        ------
        Net cash provided (used) by investing activities....        (52)       204           152
                                                                -------       ----        ------
Cash flows from financing activities:
  Borrowings of debt........................................        800         61           861
  Repayments of debt........................................     (1,372)       (60)       (1,432)
  Intergroup cash transfers, net............................        335       (335)           --
  Repurchases of subsidiary common stock....................        (50)       (10)          (60)
  Other financing activities, net...........................          8         66            74
                                                                -------       ----        ------
        Net cash used by financing activities...............       (279)      (278)         (557)
                                                                -------       ----        ------
Effect of foreign currency rates on cash....................        (29)        --           (29)
                                                                -------       ----        ------
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................         --         31            31
  Cash used by investing activities.........................         --        (47)          (47)
  Cash provided by financing activities.....................         --         --            --
  Change in available cash held by discontinued
    operations..............................................         --         10            10
                                                                -------       ----        ------
        Net cash provided to discontinued operations........         --         (6)           (6)
                                                                -------       ----        ------
          Net increase (decrease) in cash and cash
            equivalents.....................................        (25)        14           (11)
          Cash and cash equivalents at beginning of
            period..........................................        855        532         1,387
                                                                -------       ----        ------
          Cash and cash equivalents at end of period........    $   830        546         1,376
                                                                =======       ====        ======

                   NOTES TO ATTRIBUTED FINANCIAL INFORMATION

(1) The assets attributed to our Interactive Group as of June 30, 2006 include our approximate 98% interest in QVC, Inc., our 100% interest in Provide Commerce, Inc., our approximate 22% ownership interest in IAC/InterActiveCorp and our approximate 19% ownership interest in GSI Commerce, Inc., which we account for as available-for-sale securities and our approximate 20% ownership in Expedia, which we account for as an equity affiliate. Accordingly, the accompanying attributed financial information for the Interactive Group includes our investments in IAC/ InterActiveCorp and Expedia as well as the assets, liabilities, revenue, expenses and cash flows of QVC and Provide. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Capital Group are described in note 4 below. In addition, we have allocated certain corporate general and administrative expenses between the Interactive Group and the Capital Group as described in note 5 below.

    The Interactive Group will focus on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

    The Capital Group consists of all of our businesses not included in the Interactive Group, including our consolidated subsidiaries Starz Entertainment Group LLC, On Command Corporation, TruePosition, Inc., FUN Technologies, Inc. and OpenTV Corp. and our cost and equity investments in GSN, LLC, WildBlue Communications, Inc. and others. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group. See note 4 below for the debt obligations attributed to the Capital Group.

    Any businesses that we may acquire in the future that are not attributed to the Interactive Group will be attributed to the Capital Group.

    While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

(2) Derivative instruments attributed to the Interactive Group are comprised of total return bond swaps and interest rate swaps that are related to the parent company debt attributed to the Interactive Group.

(3) The carrying value and unrealized holding gains as of June 30, 2006 of cost investments attributed to the Interactive Group are presented below:

                                                                      UNREALIZED
                                                           CARRYING    HOLDING
                                                            VALUE       GAINS
                                                           --------   ----------
                                                            AMOUNTS IN MILLIONS
IAC/InterActiveCorp......................................   $1,834        269
GSI Commerce, Inc........................................      115         56
                                                            ------        ---
                                                            $1,949        325
                                                            ======        ===

(4) Debt attributed to the Interactive Group and the Capital Group is comprised of the following:

                                                              JUNE 30, 2006
                                                          ----------------------
                                                          OUTSTANDING   CARRYING
                                                           PRINCIPAL     VALUE
                                                          -----------   --------
                                                           AMOUNTS IN MILLIONS
Interactive Group
  3.5% Senior Notes due 2006............................    $   121        121
  Floating Rate Senior Notes due 2006...................      1,247      1,247
  7.875% Senior Notes due 2009..........................        670        667
  7.75% Senior Notes due 2009...........................        234        235
  5.7% Senior Notes due 2013............................        802        800
  8.5% Senior Debentures due 2029.......................        500        495
  8.25% Senior Debentures due 2030......................        902        895
  QVC bank credit facility..............................      1,200      1,200
  QVC capital leases....................................         68         68
                                                            -------      -----
    Total Interactive Group debt........................      5,744      5,728
                                                            -------      -----
Capital Group
  4% Senior Exchangeable Debentures due 2029............        869        253
  3.75% Senior Exchangeable Debentures due 2030.........        810        232
  3.5% Senior Exchangeable Debentures due 2031..........        600        236
  3.25% Senior Exchangeable Debentures due 2031.........        551        118
  0.75% Senior Exchangeable Debentures due 2023.........      1,750      1,594
  Subsidiary debt.......................................         60         60
                                                            -------      -----
    Total Capital Group debt............................      4,640      2,493
                                                            -------      -----
Total debt..............................................    $10,384      8,221
                                                            =======      =====

(5) Cash compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the compensation derived from the equity awards for the respective tracking stock. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Capital Group to the Interactive Group for the six months ended June 30, 2006 and 2005 were $7 million and $2 million, respectively. While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6) Prior to January 1, 2006, we accounted for compensation expense related to stock options and stock appreciation rights pursuant to the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB Opinion No. 25"). Compensation was recognized based upon the percentage of the options that were vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The following tables for the six months ended June 30, 2005 illustrate the effect on earnings from continuing operations if we had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," ("Statement 123") to our options. Compensation expense for SARs and options with tandem SARs is the same under APB Opinion No. 25 and

    Statement 123. Accordingly, no pro forma adjustment for such awards is included in the following table.

                                                       THREE MONTHS   SIX MONTHS
                                                          ENDED         ENDED
                                                         JUNE 30,      JUNE 30,
                                                           2005          2005
                                                       ------------   ----------
                                                          AMOUNTS IN MILLIONS
Interactive Group
    Earnings from continuing operations, as
      reported.......................................      $  20           68
      Add stock-based compensation as determined
        under the intrinsic value method, net of
        taxes........................................          1            1
      Deduct stock-based compensation as determined
        under the fair value method, net of taxes....         (4)          (7)
                                                           -----          ---
    Pro forma earnings from continuing operations....      $  17           62
                                                           =====          ===

Capital Group
    Earnings (loss) from continuing operations, as
      reported.......................................      $(146)          45
      Add stock-based compensation as determined
        under the intrinsic value method, net of
        taxes........................................         --            1
      Deduct stock-based compensation as determined
        under the fair value method, net of taxes....         (5)         (10)
                                                           -----          ---
    Pro forma earnings (loss) from continuing
      operations.....................................      $(151)          36
                                                           =====          ===

(7) We have accounted for income taxes for the Interactive Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

(8) The Liberty Interactive Stock and the Liberty Capital Stock have voting and conversion rights under our amended charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive Stock or the approval of the holders of only Series A and Series B Liberty Capital Sstock.

    At the option of the holder, each share of Series B common stock is convertible into one share of Series A common stock of the same group. At the discretion of our board, Liberty Interactive Stock may be converted into Liberty Capital Stock at any time following the first anniversary of the restructuring. In addition, following certain group dispositions and subject to certain limitations, Liberty Capital Stock may be converted into Liberty Interactive Stock, and Liberty Interactive Stock may be converted into Liberty Capital Stock.